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                                                                    EXHIBIT 10.2


                          FIRST SUPPLEMENTAL INDENTURE

       This First Supplemental Indenture (the "Supplement") is made and entered into as of July 3, 1996, between Family Restaurants, Inc., a Delaware corporation (the "Company"), and Fleet National Bank, as successor by merger to Fleet National Bank of Massachusetts, formerly known as Shawmut Bank, N.A., as Trustee (the "Trustee"). Defined terms used herein and not otherwise defined herein shall have the respective meaning given to such terms in the Indenture made and entered into as of January 27, 1994 (the "Indenture"), with respect to the 10-7/8% Senior Subordinated Discount Notes due 2004 of the Company.


              WHEREAS, the Company desires, and the Holders of at least a majority in aggregate principal amount of the Notes have consented, to amend certain provisions of the Indenture as set forth in this Supplement;

              WHEREAS, pursuant to Section 9.2 of the Indenture, the Company, when authorized by a resolution of its Board of Directors, and the Trustee together, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes, are authorized to amend the Indenture as set forth in this Supplement;

              WHEREAS, all conditions and requirements necessary to make this Supplement a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

              WHEREAS, in accordance with Section 9.2 of the Indenture, the Company and the Trustee desire and have agreed to execute and deliver this Supplement in order to amend the Indenture as herein provided.

              NOW, THEREFORE, in accordance with Section 9.2 of the Indenture, the Company and the Trustee hereby agree, for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

              15.    Section 1.1 of the Indenture is amended by:

                     (a) deleting subsection (v) from the definition of "Restricted Payment;"


                     (b) replacing the phrase "less any amounts permanently repaid pursuant to Section 4.13 hereof" from subsection (i) of the definition of "Bank Credit Agreement" with the phrase "less the amount of Excess Proceeds, if any, applied to permanently repay Indebtedness outstanding under the Bank Credit Agreement pursuant to Section 4.13 hereof;" and

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                     (c)  deleting the phrase "(within six months of payment in full thereof)" from subsection (ii) of the definition of "Bank Credit
Agreement."

              16.    Section 4.9 of the Indenture is amended by:

                     (a) replacing the phrase "less any amounts permanently repaid pursuant to Section 4.13 hereof" from subsection (viii) thereof with the phrase "less the amount of Excess Proceeds, if any, applied to permanently repay Indebtedness outstanding under the Bank Credit Agreement pursuant to
Section 4.13 hereof;" and

                     (b) adding the phrase "or a Subsidiary" immediately following the phrase "Indebtedness of the Company" in subsection (xi) thereof.

              17. Section 4.13(a) of the Indenture is amended by (a) replacing the phrase "permanently repay Indebtedness of the Company that is pari passu with the Senior Notes" in subsection (ii) thereof with the phrase "permanently repay or repurchase Indebtedness of the Company (including, without limitation, the Securities or the Senior Notes)" and (b) deleting subsection (iii) thereof.

              18. Section 4.14(ii)(f) of the Indenture is amended by replacing the phrase "Indebtedness expressly permitted under clause (i), (ii),
(iii), (iv), (v), (ix) or (x) of Section 4.9 hereof" with the phrase "Indebtedness expressly permitted under clause (i), (ii), (iii), (iv), (v),
(ix), (x) or (xi) of Section 4.9 hereof."

              19. The Company and the Trustee hereby agree that from and after the date on which this Supplement becomes effective, the Indenture will be deemed to be amended as provided herein, and that, except as so amended, the Indenture will continue in full force and effect, the Company and the Trustee hereby ratifying and confirming all of the provisions thereof.

              20. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

              21. This Supplement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

              22. In case any provision in this Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              23. This Supplement may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate other than the Indenture. Any such indenture, loan or debt agreement, other than the Indenture, may not be used to interpret this Indenture.



                              Page 10 of 13 pages
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              24.    All agreements of the Company in this Supplement shall
bind its successor. All agreements of the Trustee in this Supplement shall bind its successor.

              25. This Supplement may only be modified or supplemented as set forth in Article IX of the Indenture.

              26. The Trustee accepts the amendment of the Indenture effected by this Supplement and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust, created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Supplement or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, (iii) the due execution hereof by the Company or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

              27. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed to the Company or the Trustee, at the respective addresses set forth in the Indenture.

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                                   SIGNATURES



              IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date first written above.


                                   FAMILY RESTAURANTS, INC.



                                   By: /s/ ROBERT D. GONDA
                                       ------------------------------
                                       Robert D. Gonda
                                       Treasurer


[Seal]

Attest: /s/ TODD E. DOYLE
        ----------------------


                                   FLEET NATIONAL BANK, as Trustee



                                   By: /s/ LEE E. MACDONALD
                                       -----------------------------
                                       Name:  Lee E. MacDonald
                                       Title: Assistant Vice President


Attest: /s/
        ----------------------

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